Registration No. 333-
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                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549


                                     FORM S-8
                              REGISTRATION STATEMENT
                         Under the Securities Act of 1933


                               CTG RESOURCES, INC.
              (Exact name of registrant as specified in its charter)

              Connecticut                                 06-1466463
       (State of Incorporation)                (I.R.S. Employer Identification
                                                Number)

                              100 Columbus Boulevard
                           Hartford, Connecticut 06103
                     (Address of principal Executive Offices)

                               CTG RESOURCES, INC.
                              EMPLOYEE SAVINGS PLAN
                             (Full title of the plan)


                               Reginald L. Babcock
       Vice President - Corporate Services and General Counsel & Secretary
                              100 Columbus Boulevard
                           Hartford, Connecticut 06103
                                  (203) 727-3459
            (Name, address and telephone number of agent for service)

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                         CALCULATION OF REGISTRATION FEE
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                                      Proposed       Proposed
       Title of          Amount       maximum        maximum         Amount of
      securities         to be        offering       aggregate     registration
        to be          registered(2)   price         offering          fee(3)
     registered(1)                    per unit(3)     price(3)
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   Common Stock      200,000 shares   $21.875      $4,375,000       $1,325.76
   ============================================================================
   (1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
   (2) The number of shares of Common Stock of CTG Resources, Inc. being registered represents shares which the Trustee may purchase or otherwise acquire for the account of the employees participating in the CTG Resources, Inc. Employee Savings Plan.
   (3) In accordance with Rule 457 calculated on the basis of the average of the high and low prices for the Common Stock on the New York Stock Exchange on June 17, 1997.


                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

        This registration statement is for the purpose of registering 200,000 additional shares of common stock for use by the CTG Resources, Inc. Employee Savings Plan.

        In accordance with general instruction E. to FORM S-8, the Company hereby incorporates by reference the Connecticut Natural Gas Corporation's Employee Savings Plan Registration Statement on Form S-8, filed with the Commission on July 20, 1994 (File No. 033-54643), as amended by the CTG Resources, Inc. Post-Effective Amendment No. 1 to the Employee Savings Plan Registration Statement on Form S-8, filed with the Commission on March 31, 1997 (File No. 033-54643-99).


   ITEM 8.   EXHIBITS.

        The exhibits constituting part of this registration statement are as follows:

         99  (i)  Exhibit Index

          5  (i)  Opinion of Murtha, Cullina, Richter and Pinney re:  legality

         23 (i) Consent of Murtha, Cullina, Richter and Pinney is included in its opinion re: legality.

         24       Powers of Attorney authorizing execution of Registration
                  Statement





























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                                    SIGNATURES



   The Registrant
   --------------

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartford, State of Connecticut, on this 18th day of June, 1997.

                                                   CTG Resources, Inc.
                                          ------------------------------------
                                                       (Registrant)



                                           By S/ Victor H. Frauenhofer
                                           ---------------------------------
                                                 Victor H. Frauenhofer
                                           Chairman and Chief Executive Officer

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 18th day of June, 1997.

   Signature                     Title
   ---------                     ------

     S/ Victor H. Frauenhofer
     --------------------------  Chairman, Chief Executive
     (Victor H. Frauenhofer)     Officer and Director

     S/ James P. Bolduc
     --------------------------  Executive Vice President
     (James P. Bolduc)           and Chief Financial Officer

     S/ Andrew H. Johnson
     --------------------------  Treasurer and Chief Accounting
     (Andrew H. Johnson)         Officer

     S/ R. L. Babcock
     --------------------------
     (R. L. Babcock)*

   *Attorney-in-Fact for:

   Bessye W. Bennett, Director
   James F. English, Director
   Herman J. Fonteyne, Director
   Beverly L. Hamilton, Director
   Harvey S. Levenson, Director
   Arthur C. Marquardt, Director
   Denis F. Mullane, Director
   Richard J. Shima, Director
   Laurence A. Tanner, Director
   Michael W. Tomasso, Director

   The Plan
   --------

   Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartford, State of Connecticut, on this 18th day of June, 1997.

                                                  CTG RESOURCES, INC.
                                                 EMPLOYEE SAVINGS PLAN:


                                                  CTG RESOURCES, INC.
                                                   PLAN ADMINISTRATOR


                                                 S/ James P. Bolduc
                                           ----------------------------------
                                                    James P. Bolduc
                                                Executive Vice President
                                              and Chief Financial Officer






































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